Exhibit 23.1


CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73320) of Financial Federal Corporation of our report dated September 4, 1997, included in this Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statement of our report on the Financial Statement Schedules, which appears on Page 13 of this Form 10-K.


                                          /s/ Eisner & Lubin LLP
                                          CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
October 22, 1997
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